Exhibit 99.4

iMedia Brands, Inc.
Comparative financial information for the periods presented
Pro forma financial statements

Unaudited Pro Forma Condensed Combined Financial Information

On September 22, 2021, iMedia Brands, Inc. and its wholly-owned subsidiary SCUR-Alpha 1359 GmbH (to be renamed iMedia&123tv Holding GmbH) (the “Subsidiary”), entered into a Sale and Purchase Agreement relating to 1-2-3.tv Group (the “Purchase Agreement”) with Emotion Invest GmbH & Co. KG, BE Beteiligungen Fonds GmbH & Co. geschlossene Investmentkommanditgesellschaft, and Iris Capital Fund II (collectively, the “Sellers”). Pursuant to the Purchase Agreement, upon the terms and subject to the conditions thereof, the Subsidiary intends to purchase and acquire from the Sellers (the “Acquisition”) all of the issued and outstanding equity interests of 123tv Invest GmbH, a limited liability company organized under the laws of Germany, and 123tv Holding GmbH, a limited liability company organized under the laws of Germany (collectively with their direct and indirect subsidiaries, the “1-2-3.tv Group”). The 1-2-3.tv Group is a digitally-driven home shopping and inspirational e-commerce specialist with a unique omnichannel live and automated auction offering. The 1-2-3.tv Group caters primarily to the television retailing markets in Germany and Austria with its proprietary live television auctions and automated digital auctions. In fiscal 2020, the 1-2-3.tv Group facilitated more than 77,000 auctions, sold 10.6 million units, and shipped 3.1 million items to its more than 250,000 registered customers. The 1-2-3.tv Group utilizes or has planned or under development six different auction formats that consistently make it a leading auction channel in Germany.

In accordance with the terms of the Purchase Agreement, concurrent with the closing of the Acquisition, the Subsidiary expects to enter into the Vendor Loan Agreement with certain Sellers (the “Lenders”) pursuant to which a portion of the purchase price for the Acquisition will be paid in the form of a loan by the Lenders to the Subsidiary (the “Vendor Loan”). The Vendor Loan has a EUR 18.0 million principal amount ($21.2 million based on the September 13, 2021 exchange rate), with EUR 9.0 million ($10.6 million based on the September 13, 2021 exchange rate) payable on each of the first and second anniversaries of the issuance date. The Vendor Loan bears interest at a rate equal to 8.50% per annum, payable semi-annually commencing on the six-month anniversary of the closing date of the Acquisition.

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of iMedia Brands, Inc and 1-2-3.tv Group after giving effect to the acquisition of 1-2-3.tv Group by iMedia Brands, Inc using the acquisition method of accounting in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations. The historical condensed consolidated financial information of iMedia Brands, Inc has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined results of iMedia Brands, Inc and 1-2-3.tv Group.

The unaudited pro forma condensed combined balance sheet as of July 31, 2021 for iMedia Brands, Inc and June 30, 2021 for 1-2-3.tv Group, presents pro forma effects of the transaction as if the acquisition had occurred on July 31, 2021. The audited pro forma condensed combined statement of operations for the year ended January 31, 2021, has been prepared by combining iMedia Brand, Inc’s consolidated statement of operations for the year ended January 31, 2021, with the statement of operations of 1-2-3.tv Group for the year ended December 31, 2021 as incorporated by reference to this Form 8-K/A. The unaudited pro forma condensed combined statement of operations for the six months ended July 31, 2021, has been prepared by combining iMedia Brand, Inc’s’s unaudited condensed combined statement of operations for the six months ended July 31, 2021, with the unaudited condensed statement of operations of 1-2-3.tv Group for the six months ended June 30, 2021. The unaudited pro forma condensed combined statements of operations of iMedia Brands, Inc and 1-2-3.tv Group for the six months ended July 31, 2021, and the year ended January 31, 2021 give effect to the acquisition as if it had occurred on February 2, 2020.

The historical unaudited condensed balance sheet of 1-2-3tv Group as of June 30, 2021 were translated from the Euro to U.S. dollars using the current period-end exchange rate. The historical unaudited condensed statements of operations of 1-2-3.tv Group were translated from the Euro to U.S. dollars using the average exchange rate for the periods presented. The amounts reflected in the unaudited condensed combined pro forma balance sheet as of July 31, 2021 are preliminary and subject to change and, therefore, the final values may differ substantially from these amounts. The financial information of 1-2-3.tv Group has been converted from German GAAP to U.S. GAAP and reclassified to conform with iMedia Brand, Inc’s financial statement presentation.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial condition of iMedia Brands, Inc that would have been reported had the acquisition been completed as of the date presented, and should not be taken as representative of the future consolidated results of operations or financial condition of iMedia Brands, Inc. The unaudited pro forma condensed combined financial information does not reflect any operating efficiencies and cost savings or expense that iMedia Brands, Inc may achieve or incur with respect to the combined companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial information. In addition, the unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the audited financial statements and the accompanying notes of iMedia Brands, Inc included in iMedia Brands, Inc’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021 filed with the U.S. Securities and Exchange Commission, or SEC, on April 23, 2021;

•	the unaudited condensed financial statements and the accompanying notes of iMedia Brands, Inc. included in iMedia Brands, Inc.’s Quarterly Report on Form 10-Q for the six months ended July 31, 2021 filed with the SEC on September 3, 2021;

•	the audited financial statements of 1-2-3.tv Group as of and for the years ended December 31, 2020 and 2019 filed as Exhibit 99.2 to this Current Report Form 8-Kand incorporated herein by reference; and

•	the unaudited financial statements of 1-2-3.tv Group as of and for the six months ended July 30, 2020 and 2019 filed as Exhibit 99.3 to this Current Report Form 8-Kand incorporated herein by reference.

iMedia Brands, Inc.

Comparative financial information for the periods presented

Pro forma financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JULY 31, 2021

(Amounts in thousands, except per share data)

	As of							As of
	July 31, 2021	June 30, 2021	June 30, 2021		June 30, 2021			July 31, 2021
			German GAAP to US
		German GAAP	GAAP Adj		US GAAP	Transaction
	iMedia	123tv	123tv		123tv	Accounting		Pro Forma
	(Historical)	(Historical)	(Historical)		(Historical)	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$20,918	$4,641	—		4,641	$(4,009	)(a)	$21,550
Restricted cash	2,192	—	—		-	-		2,192
Accounts receivable, net	64,324	8,519	—		8,519	-		72,843
Inventories	76,735	18,922	—		18,922	-		95,657
Other financial assets	-	—	—		-	-		-
Prepaid expenses and other	39,999	294	23	{g}	317	-		40,316
Total current assets	204,168	32,376	23		32,399	(4,009)		232,558
Property and equipment, net	44,593	822	—		822	-		45,415
Intangible assets	-	6,977	3,860	{g}	10,837	8,023	{d}	18,860
Goodwill	-	8,816	7,460	{h}	16,276	50,673	{c}	66,949
Deferred tax asset	-	—	—		-			-
Other assets	96,085	1,832	—		1,832	-		97,917
TOTAL ASSETS	$344,846	$50,823	11,343		62,166	$54,687		$461,699
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$58,535	$10,618	—		10,618	-		$69,153
Accrued liabilities	31,816	4,387	—		4,387			36,203
Current portion of long term obligations	29,441	—	—		-	-		29,441
Current portion of financing lease liabilities	1,036	—	1,142	{g}	1,142			2,178
Deferred revenue	679	—	—		-	-		679
Other financial liabilities	-	—	—		-	-		-
Other liabilities	-	1,804	—		1,804	-		1,804
Total current liabilities	121,507	16,809	1,142		17,951	-		139,458
123tv. Seller Note	-	—	—		-	21,292	{e}	21,292
Other LT Liabilities	64,157	237	—		237			64,394
Financing lease liabilities	-	—	2,656	{g}	2,656			2,656
Long Term Deferred Tax Liability	-	717	—		717			717
Long Term Credit Facility	73,919	—	—		-	-		73,919
Long term debt, net of deferred financing cost (assuming exercise of the underwriters' overallotment option)	-	—	—		-	74,000	{b}	74,000
TOTAL LIABILITIES	259,583	17,763	3,798		21,561	95,292		376,436
Shareholders’ equity:
Preferred stock	-	—	—		-	-		-
Common stock	212	43	—		43	(43)	{f}	212
Warrants	-	—	—		-	-		-
Additional paid-in capital	536,835	—	—		-			536,835
Accumulated income / deficit	(454,932)	31,473	7,156	{g}, {h}	38,629	(38,629)	{f}	(454,932)
Accumulated other comprehensive income / loss	-	1,544	389	{g}, {h}	1,933	(1,933)	{f}	-
Total shareholders’ equity	82,115	33,060	7,545		40,605	(40,605)		82,115
Equity of the non-controlling interest	3,148	—	—		-			3,148
Total shareholders’ equity	85,263	33,060	7,545		40,605	(40,605)		85,263
Total liabilities, and shareholders’ equity	$344,846	$50,823	$11,343		$62,166	$54,687		$461,699

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

iMedia Brands, Inc.

Comparative financial information for the periods presented

Pro forma financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JULY 31 AND JUNE 30, 2021

(Amounts in thousands, except per share data)

	For the six months ended							For the six months ended
	July 31, 2021	June 30, 2021	June 30, 2021		June 30, 2021			July 31, 2021
		German	German GAAP to US
	iMedia	GAAP 123tv	GAAP Adj 123tv		US GAAP 123tv	Transaction Accounting		Pro Forma
	(Historical)	(Historical)	(Historical)		(Historical)	Adjustments		Combined
Net sales	226,644	98,485			$98,485	—		325,129
Cost of sales	132,651	58,652			58,652	—		191,303
Gross profit	93,993	39,832			39,832	—		133,825
Operating expenses:
Distribution and selling	69,605	13,973			$13,973	—		83,578
General and administrative	13,822	20,913			20,913	—		34,735
Depreciation and amortization	14,986	1,746	(827)	{i}	919	1,607	{j}	17,512
Asset Impairment FCC	—	—			-	—		—
Executive and management transition costs	—	—			-	—		—
Restructuring Costs	—	—			-	—		—
Gain/Loss on Station Sale	—	—			-	—		—
Other income / expense	—	(32)			(32)	—		(32)
Total operating expenses	98,413	36,600			35,773	1,607		135,793
Operating loss	(4,420)	3,232			4,059	(1,607)		(1,968)
Other expense (income), net:
Interest income (expense)	39	(13)			(13)	—		26
Non-Cash Accretion - Series B Preferred	—	—			-	—		—
Interest Expense - Series B Dividends	—	—			-	—		—
Interest Expense - PNC	(2,694)	—			-	—		(2,694)
Interest Expense - GACP	—	—			-	—		—
Interest Expense - Other	—	—			-	—		—
Interest Expense - Debt Incurred for Purchase	—	—			-	(3,400)	{k}	(3,400)
Other Non-Operating	—	—			-	—		—
Loss on Early Debt Payment	(654)	—			-	—		(654)
Gain (Loss) on Sale of Investments	—	—				—		—
Income (loss) from continuing operations before income taxes	(7,729)	3,219			4,046	(5,007)		(8,690)
Provision (benefit) for income taxes	30	313			313	(1,302)	{l}	(959)
Net loss attributable to common shareholders	$(7,759)	$2,906			$3,733	$(3,705)		$(7,731)
Net loss per share - basic and diluted:	$(0.45)	$—			$—	$—		$(0.45)
Weighted-average shares used to compute net loss per share attributable to ordinary shareholders	17,314,317	—			—	—		17,314,317

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

iMedia Brands, Inc.
Comparative financial information for the periods presented
Pro forma financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED JANUARY 30, 2021

(Amounts in thousands, except per share data)

	For the twelve months ended							For the twelve months ended
	January 30, 2021	December 31, 2020	December 31, 2020		December 31, 2020			January 30, 2021
		German GAAP	German GAAP to US GAAP Adj		US GAAP	Transaction
	iMedia	123tv	123tv		123tv	Accounting		Pro Forma
	(Historical)	(Historical)	(Historical)		(Historical)	Adjustments		Combined
Net sales	454,171	177,082			177,082	—		631,253
Cost of sales	287,118	106,119	82	{n}	106,201	—		393,319
Gross profit	167,053	70,963	(82)		70,881	—		237,934
Operating expenses:
Distribution and selling	129,920	22,519	—		22,519	—		152,439
General and administrative	20,336	39,369	—		39,369	—		59,705
Depreciation and amortization	24,022	3,089	(1,566)	{m}	1,523	3,214	{p}	28,759
Asset Impairment FCC	—	—	—		—	—		—
Executive and management transition costs	—	—	—		—	—		—
Restructuring Costs	715	—	—		—	—		715
Gain/Loss on Station Sale	—	—	—		—	—		—
Other income / expense	—	(700)	—		(700)	—		(700)
Total operating expenses	174,993	64,277	(1,566)		62,711	3,214		240,918
Operating loss	(7,940)	6,686	1,484		8,170	(3,214)		(2,984)
Other expense (income), net:
Interest income (expense)	3	6	—		6	—		9
Non-Cash Accretion - Series B Preferred	—	—	—		—	—		—
Interest Expense - Series B Dividends	—	—	—		—	—		—
Interest Expense - PNC	(5,237)	(125)	124	{n}	(1)	—		(5,238)
Interest Expense - GACP	—	—	—		—	—		—
Interest Expense - Other	—	—	—		—	—		—
Interest Expense - Debt Incurred for Purchase	—	—	—		—	(6,800)	{q}	(6,800)
Other Non-Operating	—	—	—		—	—		—
Loss on Early Debt Payment	—	—	—		—	—		—
Gain (Loss) on Sale of Investments	—	—	—		—	—		—
Income (loss) from continuing operations before income taxes	(13,174)	6,567	1,608		8,175	(10,014)		(15,013)
Provision (benefit) for income taxes	60	660	11	{o}	671	(2,604)	{r}	(1,873)
Net loss attributable to common shareholders	$(13,234)	$5,907	$1,597		$7,504	$(7,411)		$(13,140)
Net loss per share - basic and diluted:	$(1.23)	$—	$—		$—	$—		$(1.22)
Weighted-average shares used to compute net loss per share attributable to ordinary shareholders	10,745,916	—	—		—	—		10,745,916

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

iMedia Brands, Inc.

Comparative financial information for the periods presented

Pro forma financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED AUGUST 1, 2020

(Amounts in thousands, except per share data)

	For the six months ended							For the six months ended
	August 1, 2020	June 30, 2020	June 30, 2020		June 30, 2020			August 1, 2020
		German GAAP	German GAAP to US GAAP Adj		US GAAP	Transaction
	iMedia	123tv	123tv		123tv	Accounting		Pro Forma
	(Historical)	(Historical)	(Historical)		(Historical)	Adjustments		Combined
Net sales	220,349	78,050	—		78,050	—		298,399
Cost of sales	138,500	46,773	79	{t}	46,852	—		185,352
Gross profit	81,849	31,277	(79)		31,198	—		113,126
Operating expenses:
Distribution and selling	65,610	9,893	—		9,893	—		75,503
General and administrative	10,471	17,296	—		17,296	—		27,767
Depreciation and amortization	8,723	1,433	(756)	{s}	677	1,607	{v}	11,007
Asset Impairment FCC	—	—	—		—	—		—
Executive and management transition costs	—	—	—		—	—		—
Restructuring Costs	209	—	—		—	—		209
Gain/Loss on Station Sale	—	—	—		—	—		—
Other income / expense	—	1	—		1	—		1
Total operating expenses	85,013	28,623	(756)		27,867	1,607		114,487
Operating loss	(3,164)	2,654	677		3,331	(1,607)		(1,440)
Other income (expense)
Interest income (expense)	1	150	—		150	—		151
Non-Cash Accretion - Series B Preferred	—	—	—		—	—		—
Interest Expense - Series B Dividends	—	—	—		—	—		—
Interest Expense - PNC	(2,581)	—	—		—	—		(2,581)
Interest Expense - GACP	—	—	—		—	—		—
Interest Expense - Other	—	(104)	120	{t}	16	—		16
Interest Expense - Debt Incurred for Purchase	—	—	—		—	(3,400)	{w}	(3,400)
Other Non-Operating	—	—	—		—	—		—
Loss on Early Debt Payment	—	—	—		—	—		—
Gain (Loss) on Sale of Investments	—	—	—		—	—		—
Income (loss) from continuing operations before income taxes	(5,744)	2,700	797		3,497	(5,007)		(7,254)
Provision (benefit) for income taxes	30	215	11	{u}	226	(1,302)	{x}	(1,046)
Net loss attributable to common shareholders	$(5,774)	$2,485	$786		$3,271	$(3,705)		$(6,208)
Net loss per share - basic and diluted:	$(0.65)	$—	$—		$—	$—		$(0.70)
Weighted-average shares used to compute net loss per share attributable to ordinary shareholders	8,911,580	—	—		—	—		8,911,580

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Purchase

On September 22, 2021, iMedia Brands, Inc. (the “Company”) and its wholly-owned subsidiary SCUR-Alpha 1359 GmbH (to be renamed iMedia&123tv Holding GmbH) (the “Subsidiary”), entered into a Sale and Purchase Agreement relating to 1-2-3.tv Group (the “Purchase Agreement”) with Emotion Invest GmbH & Co. KG, BE Beteiligungen Fonds GmbH & Co. geschlossene Investmentkommanditgesellschaft and Iris Capital Fund II (collectively, the “Sellers”). Pursuant to the Purchase Agreement, upon the terms and subject to the conditions thereof, the Subsidiary intends to purchase and acquire from the Sellers (the “Acquisition”) all of the issued and outstanding equity interests of 123tv Invest GmbH, a limited liability company organized under the laws of Germany, and 123tv Holding GmbH, a limited liability company organized under the laws of Germany (collectively with their direct and indirect subsidiaries, the “1-2-3.tv Group”). Pursuant to the Purchase Agreement, iMedia will purchase 1-2-3.tv Group for consideration of approximately $97.3 million, including $2.7 million to be paid to Sellers for working capital adjustment at closing. This is subject to potential earn-out considerations, conditional on achievement of certain future target revenue growth of the Company.

In connection with the Acquisition, iMedia will enter into an indenture or other debt instrument issued by the Company pursuant to which the Company plans to issue bonds in an aggregate principal amount of approximately $80.0 million (the “Bond Issuance”) (assuming exercise of the underwriters' overallotment option).  The Bond Issuance will consist of senior fixed rate bonds with term maturities in 2026. The term bonds will be priced to yield 8.50%. As a result of the Bond Issuance, the Company plans to recognize proceeds of approximately $74.0 million, net of issuance costs (assuming exercise of the underwriters' overallotment option). The cash held by the Company, along with the proceeds from the Bond Issuance, will be used to finance the Acquisition of 1-2-3.tv Group.

The Purchase Agreement contains customary representations and warranties of each of the parties as well as customary covenants and agreements, including with respect to the operation of the business of 1-2-3.tv Group between signing and closing. The Purchase Agreement also contains certain indemnification provisions whereby the shareholders and certain employees of 1-2-3.tv Group will indemnify iMedia and certain other parties for certain losses arising out of, among other things, inaccuracies in, or breaches of, the representations, warranties, and covenants of 1-2-3.tv Group and pre-closing taxes of 1-2-3.tv Group, subject to certain caps, thresholds, and other limitations. In addition, iMedia is the beneficiary of certain Warranty and Indemnity Insurance to cover against financial loss that may arise from certain claims resulting from a breach of an insured warranty or indemnity as set forth in the Purchase Agreement.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X and present the historical financial information of iMedia and 1-2-3.tv Group adjusted to give effect to events that are: (1) directly attributable to the Acquisition, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact.

The unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting in accordance with Accounting Standards Codification (ASC) 805-50 Business Combinations—Issues, with iMedia as the accounting acquirer, using the fair value concepts defined in ASC 820, Fair Value Measurement, and based on the respective historical consolidated financial statements of iMedia and 1-2-3.tv Group.

ASC 805 requires that assets and liabilities acquired be recognized at their fair values as of the Acquisition date. Financial statements of iMedia issued after completion of the Acquisition will reflect such fair values, measured as of the Acquisition date, which may be different than the estimated fair values included in this unaudited pro forma condensed combined financial information. The financial statements of iMedia issued after the completion of the Acquisition will not be retroactively restated to reflect the historical financial position or results of operations of 1-2-3.tv Group. In addition, ASC 805 establishes that the consideration transferred be measured at the closing date of the Acquisition at the then-current market price, which will likely result in a purchase price that is different from the amount assumed in these unaudited pro forma condensed combined financial statements.

Under ASC 805, acquisition-related transaction costs (such as advisory, legal, valuation, other professional fees) are excluded from the unaudited pro forma condensed combined statement of operations. Such costs will be expensed in the historical statement of operations in the period incurred.

ASC 820 defines the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers unrelated to iMedia in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, iMedia may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect iMedia’s intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that others, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The allocation of the purchase consideration for the Acquisition depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the purchase consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The final determination of fair values of assets acquired and liabilities assumed relating to the Acquisition could differ materially from the preliminary allocation of purchase consideration. The final valuation will be based on the actual net tangible and intangible assets of 1-2-3.tv Group existing at the Acquisition date. The final valuation may materially change the allocation of the purchase consideration, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial information.

The pro forma adjustments represent iMedia management’s best estimates and are based upon currently available information and certain assumptions that iMedia believes are reasonable under the circumstances.

The unaudited pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations would have been had the Acquisition been completed on the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

There were no material transactions between iMedia and 1-2-3.tv Group during the periods presented in the unaudited pro forma condensed combined financial statements.

Accounting Periods Presented

The unaudited pro forma condensed combined statements of operations have been prepared as if the Acquisition had been consummated on July 31, 2021, and the unaudited pro forma condensed combined balance sheet has been prepared as if the Acquisition had been consummated on July 31, 2021. Because the difference between iMedia and 1-2-3.tv Group’s fiscal year ends are not in excess of 93 days, 1-2-3.tv Group’s financial statements are not required to be adjusted to a period within 93 days of iMedia’s fiscal year end.

The unaudited pro forma condensed combined statement of operations for the six months ended July 31, 2021 and August 1, 2020, combines 1-2-3.tv Group’s unaudited consolidated statement of operations for the six months ended June 30, 2021 and 2020, and iMedia’s unaudited consolidated statements of operations for the six-month ended July 31, 2021 and August 1, 2020. The unaudited pro forma combined statement of operations for the twelve months ended January 30, 2021, combines 1-2-3.tv Group TV’s unaudited consolidated statement of operations for the twelve months ended December 31, 2020, and iMedia’s unaudited consolidated statements of operations for the twelve months ended January 30, 2021. The unaudited pro forma condensed combined balance sheet as of July 31, 2021, combines the historical consolidated balance sheet of iMedia as of July 31, 2021, and the historical unaudited consolidated balance sheet of 1-2-3.tv Group as of June 30, 2021.

3. Accounting Policies and Accounting Framework Conversion

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in iMedia’s consolidated financial statements as of and for the six months ended July 31, 2021. Based on the procedures performed to date, the accounting policies of 1-2-3.tv Group are similar in all material respects to iMedia’s accounting policies.

As 1-2-3.tv Group is a German entity, 1-2-3.tv Group’s consolidated unaudited financial statements are prepared in accordance with HGB (“German GAAP”). Certain adjustments have been made to the unaudited pro forma combined financial information to conform 1-2-3.tv Group’s historical financial statement presentation to iMedia’s financial statement presentation. Upon consummation of the Acquisition, iMedia will perform a comprehensive review of 1-2-3.tv Group’s accounting policies. iMedia may, as a result, identify additional differences between the accounting policies of the two companies which, when conformed, could have a material impact on the condensed combined financial statements.

In addition, iMedia’s functional currency is the United States dollar. 1-2-3.tv Group’s functional currency is the Euro. The accompanying condensed combined financial statements are expressed in United States dollars. As such, the current method is used to translate the foreign subsidiary’s financial statements prior to consolidation with the parent company. Assets and liabilities of foreign operations are translated at period-end rates of exchange. Revenues, costs and expenses are translated at average rates of exchange prevailing during the period. Equity adjustments resulting from translating foreign currency financial statements are accumulated as a separate component of stockholders’ equity.

4. Estimated Preliminary Purchase Consideration and the Preliminary Purchase Price Allocation

Estimated Preliminary Purchase Consideration

The fair value of the estimated preliminary purchase consideration expected to be transferred on the closing date is based on the purchase consideration mechanism described in Note 1 to the unaudited pro forma condensed combined financial information. The accompanying unaudited pro forma condensed combined financial statement reflect an estimated preliminary purchase price of approximately $97.3 million, including $2.7 million to be paid to Sellers for working capital adjustment at closing.

Amount
Estimated cash to be paid to Sellers	73,338
Estimated note issued to Sellers	21,292
Estimated cash to be paid to Sellers for working capital adjustment at close	2,671
Total Estimated Preliminary Purchase Consideration	$97,301

The notes to the unaudited pro forma condensed combined financial information are preliminary and based on management estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Acquisition. The final determination of the purchase price allocation, upon the completion of the Acquisition, will be based on 1-2-3.tv Group’s net assets acquired as of that date and will depend on several factors that cannot be predicted with certainty at this time. Therefore, the actual allocations may differ from the pro forma adjustments presented. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of the fair value set forth below.

The following table sets forth a preliminary allocation of the estimated preliminary purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of 1-2-3.tv Group based on 1-2-3.tv Group’s unaudited condensed consolidated balance sheet as of June 30, 2021, with the excess recorded to goodwill.

Amount
(in thousands)
Cash and cash equivalents	$4,641
Accounts receivable, net	8,519
Inventories	18,922
Property and equipment	822
Prepaid expenses	317
Other assets	1,832
Right of use asset	3,860
Accounts payable	(10,618)
Accrued liabilities	(6,387)
Other current liabilities	(1,804)
Finance lease obligations	(3,798)
Deferred tax liability	(717)
Other long-term liabilities	(237)
Intangible assets – customer list(1)	5,000
Intangible assets – technology platform(1)	5,000
Intangible assets - tradename(1)	5,000
Goodwill(2)	66,949
$97,301

	Preliminary Fair Value	Estimated Useful Life	Annual Amortization
	(in thousands)	(in years)	(in thousands)
Customer list	$5,000	4	$1,250
Technology platform	5,000	4	1,250
Tradenames	5,000	7	714
	$15,000		$3,214

(1)	Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consists of the following:

1-2-3.tv Group’s identifiable intangible assets include customer list, technology platform and trade names. These preliminary estimates of fair value and weighted average useful life may be different from the amounts included in the purchase accounting upon the close of the Acquisition, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements. Once further information about 1-2-3.tv Group’s intangible assets becomes available, additional analysis will be made that may impact: (1) the estimated total fair value assigned to identifiable intangible assets and, (2) the estimated weighted-average useful life of each category of intangible assets. The estimated intangible asset values and their useful lives could be impacted by a variety of factors that may only be discoverable upon obtaining full access to additional information and/or by changes in such factors that may occur prior to completion of the Acquisition. The combined effect of any such changes could then also result in a material increase or decrease to iMedia’s estimate of associated future amortization expense.

(2)	Goodwill represents the excess of purchase consideration over the fair value of the underlying net assets acquired. In accordance with ASC 350, Goodwill and Other Intangible Assets, goodwill will not be amortized but rather subject to annual impairment test, absent any indicators of impairment. Goodwill is attributable to planned growth in new markets and synergies expected to be achieved from the combined operations of iMedia and 1-2-3.tv Group. Goodwill recorded in the Acquisition is not expected to be deductible for tax purposes.

5. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet—Pro Forma Adjustments as of July 31, 2021

a) Reflects adjustments to cash and cash equivalents for consideration transferred which includes cash payment at closing to the Sellers and net receipt of funds from debt offering.

Amount
(in thousands)
Net cash proceeds from debt offering (assuming exercise of the underwriters' overallotment option)	$74,000
Preliminary cash paid at closing	(78,009)
Total pro forma adjustment to cash and cash equivalents	$(4,009)

b) Reflects net bond issuance proceeds, which were utilized to fund the Acquisition.

Amount
(in thousands)
Bond principal (assuming exercise of the underwriters' overallotment option)	$80,000
Bond issuance costs	(6,000)
Bond, net of issuance costs	$74,000

c) Reflects preliminary goodwill of $66.9 million for the estimated purchase consideration in excess of the fair value of the net assets acquired in connection with the Acquisition. Refer to Note 4 of the “Estimated Preliminary Purchase Consideration and the Preliminary Purchase Price Allocation” for additional information on the goodwill expected to be recognized.

Amount
(in thousands)
Elimination of existing goodwill of 1-2-3.tv Group	$(16,276)
Fair value of acquired goodwill	66,949
Total pro forma adjustment to goodwill	$50,673

d) Reflects the preliminary purchase accounting adjustment for estimated intangibles based on the purchase method of accounting. Refer to Note 4 of the “Estimated Preliminary Purchase Consideration and the Preliminary Purchase Price Allocation” for additional information on the acquired intangible assets expected to be recognized and the associated useful lives.

Amount
(in thousands)
Elimination of existing intangible asset	$(6,977)
Fair value of acquired intangibles	15,000
Total pro forma adjustment to intangible assets	$8,023

e) Reflects issuance of Sellers Note at closing of transaction

Amount
(in thousands)
Sellers Note	$21,292

f) Reflects the elimination of historical common stock, accumulated other comprehensive income and retained earnings of 1-2-3.tv Group.

Amount
(in thousands)
Elimination of historical retained earnings	$(38,629)
Elimination of historical accumulated other comprehensive income	(1,933)
Elimination of historical common stock	(43)
$(40,605)

6. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet as of July 31, 2021 and Statement of Operations for the Six Months Ended July 31, 2021— German GAAP to US GAAP adjustments:

g) Reflects the recording of the finance lease and the corresponding effect on deferred taxes:

Amount
(in thousands)
Prepaid expenses and other	$23
Intangible assets	3,860
Current portion of financing lease liabilities	(1,142)
Financing lease liabilities	(2,656)
Accumulated income / deficit	(33)
Accumulated other comprehensive income / loss	$(52)

(h) Reflects the elimination of accumulated amortization on goodwill, and the reversal of historical and current amortization expense

Amount
(in thousands)
Goodwill	$7,460
Accumulated income / deficit	(7,123)
Accumulated other comprehensive income / loss	$(337)

(i) Reflects German GAAP to US GAAP adjustment for amortization of Goodwill

Amount
(in thousands)
Amortization of Goodwill	$(827)

7. Notes to Unaudited Pro Forma Condensed Statement of Operations for the Six Months Ended July 31, 2021 —Pro Forma Adjustments

(j) Reflects the following estimated amortization expense related to the intangible assets to be acquired:

	Six months ended July 31, 2021
	Historical	Based on Fair Values	Pro Forma Adjustment

	(in thousands)
Customer list	$—	$5,000	$625
Technology platform	—	5,000	625
Tradename	—	5,000	357
Total adjustment	$—	$15,000	$1,607

(k) Reflects the interest expense for the bond issuance

	Six months ended July 31, 2021
	Bond Principal	Interest Rate	Pro Forma Adjustment
	(in thousands)		(in thousands)
Debt incurred to finance Acquisition (assuming exercise of the underwriters' overallotment option)	$80,000	8.5%	$3,400

(l) Reflects the tax impact from (j) and (k)

	Six months ended July 31, 2021
	Operations Impact	Effective tax rate	Pro Forma Adjustment
	(in thousands)		(in thousands)
Tax impact from debt incurred to finance Acquisition and estimated amortization	$(5,007)	26%	$(1,302)

8. Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the Twelve Months Ended January 30, 2021— German GAAP to US GAAP adjustments:

(m) Reflects German GAAP to US GAAP adjustment for amortization of Goodwill

Amount
(in thousands)
Amortization of Goodwill	$1,566

(n) Reflects German GAAP to US GAAP adjustment for lease adjustments

Amount
(in thousands)
Cost of Sales	$(82)
Finance expense	124
Impact on net income	42

(o) Reflects the tax impact from (m) and (n)

	Twelve months ended January 30, 2021
	Operations Adjustment	Effective tax rate	Pro Forma Adjustment
	(in thousands)		(in thousands)
Tax impact from German GAAP adjustments for lease adjustments	$42	26%	$11

9. Notes to Unaudited Pro Forma Condensed Statement of Operations for the Twelve Months Ended January 30, 2021 —Pro Forma Adjustments

(p) Reflects the following estimated amortization expense related to the intangible assets to be acquired:

	Twelve months ended January 30, 2021
	Historical	Based on Fair Values	Pro Forma Adjustment

	(in thousands)
Customer list	$—	$5,000	$1,250
Technology platform	—	5,000	1,250
Tradename	—	5,000	714
Total adjustment	$—	$15,000	$3,214

(q) Reflects the interest expense for the bond issuance

	Twelve months ended January 30, 2021
	Bond Principal	Interest Rate	Pro Forma Adjustment
	(in thousands)		(in thousands)
Debt incurred to finance Acquisition (assuming exercise of the underwriters' overallotment option)	$80,000	8.5%	$6,800

(r) Reflects the tax impact from (p) and (q) for debt incurred and amortization

	Twelve months ended January 30, 2021
	Operations Adjustment	Effective tax rate	Pro Forma Adjustment
	(in thousands)		(in thousands)
Tax impact from debt incurred to finance Acquisition and estimated amortization	$(10,014)	26%	$(2,604)

10. Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended August 1, 2020— German GAAP to US GAAP adjustments:

(s) Reflects German GAAP to US GAAP adjustment for amortization of Goodwill

Amount
(in thousands)
Amortization of Goodwill	$756

(t) Reflects German GAAP to US GAAP adjustment for lease adjustments

Amount
(in thousands)
Cost of Sales	$(79)
Finance expense	120
Impact on net income	41

(u) Reflects the tax impact from (s) and (t)

	Six months ended August 1, 2020
	Operations Adjustment	Effective tax rate	Pro Forma Adjustment
	(in thousands)		(in thousands)
Tax impact from German GAAP adjustments for lease adjustments	$41	26%	$11

11. Notes to Unaudited Pro Forma Condensed Statement of Operations for the Six Months Ended August 1, 2020 —Pro Forma Adjustments

(v) Reflects the following estimated amortization expense related to the intangible assets to be acquired:

	Six months ended August 1, 2020
	Historical	Based on Fair Values	Pro Forma Adjustment

	(in thousands)
Customer list	$—	$5,000	$625
Technology platform	—	5,000	625
Tradename	—	5,000	357
Total adjustment	$—	$15,000	$1,607

(w) Reflects the interest expense for the bond issuance

	Six months ended August 1, 2020
	Bond Principal	Interest Rate	Pro Forma Adjustment

	(in thousands)
Debt incurred to finance Acquisition (assuming exercise of the underwriters' overallotment option)	$80,000	8.5%	$3,400

(x) Reflects the tax impact from (v) and (w) for debt incurred and amortization

	Six months ended August 1, 2020
	Operations Adjustment	Effective tax rate	Pro Forma Adjustment
	(in thousands)		(in thousands)
Tax impact from debt incurred to finance Acquisition and estimated amortization	$(5,007)	26%	$(1,302)